                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                          Philadelphia, PA 19103-6993
                         Telephone No.: (215) 963-5000
                            Fax No.: (215) 963-5299



December 2, 1997

VIA EDGAR
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  SEI Investments Company (File No. 0-10200)
     Registration Statement on Form S-8
     ------------------------------------------

Dear Sir or Madam:

On behalf of SEI Investments Company (the "Company"), we have filed with the Securities and Exchange Commission (the "Commission") via the EDGAR system today a Registration Statement on Form S-8 (the "Registration Statement") that relates to the registration by the Company of 1,000,000 shares of common stock of the Company, and, pursuant to Rule 416(c) under the Securities Act of 1933, an indefinite amount of interests to be offered or sold, pursuant to the SEI Investments Capital Accumulation Plan.

Payment to the Commission in the amount of $12,390 for the applicable registration fee has been previously transmitted by the Company by wire transfer of funds to the Commission's designated lock box depositary at Mellon Bank (ABA #043000261) in Pittsburgh, Pennsylvania, account number 9108739.

If you have any questions with respect to the Registration Statement, please do not hesitate to telephone the undersigned at 215-963-5167 or N. Jeffrey Klauder at 215-963-5694.


Sincerely yours,

/s/ Martin S. Nelson

Martin S. Nelson

Attachment

cc:  Kevin P. Robins
     N. Jeffrey Klauder

   As filed with the Securities and Exchange Commission on December 2, 1997

                                                     Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                _______________

                            SEI INVESTMENTS COMPANY
              (Exact name of issuer as specified in its charter)

              Pennsylvania                                 23-1707341
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation of organization)                    Identification No.)

                              1 Freedom Valley Drive
                          Oaks, Pennsylvania  19456-1100
                                  (610) 676-1000
                     (Address of principal executive offices)

                   SEI INVESTMENTS CAPITAL ACCUMULATION PLAN
                           (Full title of the plans)

                             Kevin P. Robins, Esq.
                            SEI Investments Company
                            1 Freedom Valley Drive
                        Oaks, Pennsylvania  19456-1100
                    (Name and address of agent for service)

                                (610) 676-1000
         (Telephone number, including area code, of agent for service)

                                _______________
                                   Copy to:
                              N. Jeffrey Klauder
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                            Philadelphia, PA  19103
                                (215) 963-5694
                                _______________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
   Title of securities       Number of     Proposed maximum    Proposed maximum
          to be             shares to be    offering price        aggregate            Amount of
       registered          registered (1)    per share (2)    offering price (2)  registration fee (3)
========================================================================================================
Common Stock, par value       1,000,000         $42.00          $42,000,000.00         $12,390.00
$.01 per share
========================================================================================================

---------------

(1) This registration statement covers shares of Common Stock of SEI Investments Company which may be offered or sold pursuant to the SEI Investments Capital Accumulation Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on November 24, 1997, as reported on the NASDAQ System.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by .000295.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference.

     The following documents, as filed by SEI Investments Company with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

     (a) The Registrant's annual report for the fiscal year ended December 31, 1996 (Form 10-K), Commission File No. 0-10200, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) Annual Report on Form 11-K of the SEI Investments Capital Accumulation Plan (the "Plan") for the fiscal year ended December 31, 1996 which was filed today by the Plan pursuant to General Instruction A.2.(ii) to Form S-8.

     (c) The Registrant's Quarterly Reports (Form 10-Q) for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (e) The description of the Common Stock of the Registrant contained in the Registrant's most recent registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

     All reports and other documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Experts
-------

     The consolidated financial statements and schedule of SEI Investments Company and subsidiaries included in SEI Investments Company's 1996 Annual Report on Form 10-K which are incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of the SEI Investments Capital Accumulation Plan as of December 31, 1996 included in its 1996 Annual Report on Form 11-K which are incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

ITEM 4.   Description of Securities.

     Not applicable.

ITEM 5.   Interests of Named Experts and Counsel.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute.

     Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 3.01(b) of the Registrant's Bylaws provides that a director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions do not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 7.01 of the Registrant's Bylaws provides that the Registrant shall indemnify directors and officers against any liability incurred in connection with any proceeding in which the director or officer may be involved by reason of the fact that such person was serving in an indemnified capacity, including without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict products liability, except where such indemnification is expressly prohibited by applicable law or where the conduct has been determined to constitute willful misconduct or recklessness.

     Section 7.04 of the Registrant's Bylaws provides that the Registrant may maintain insurance or use any other arrangement to satisfy or secure its indemnification obligations.

ITEM 7.   Exemption from Registration Claimed.

     Not applicable.

ITEM 8.   Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                        Exhibit(1)
------                        -------

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Arthur Andersen LLP.

99(a) SEI Corporation Capital Accumulation Plan as Amended and Restated Effective as of January 1, 1992 (with amendments adopted through December 31, 1994).

99(b)     Amendment 1995-1 to the SEI Corporation Capital Accumulation Plan.

99(c)     Amendment 1995-2 to the SEI Corporation Capital Accumulation Plan.

99(d)     Amendment 1995-3 to the SEI Corporation Capital Accumulation Plan.

99(e) Resolutions of the Board of Directors of SEI Investments Company dated October 15, 1997 amending the SEI Corporation Capital Accumulation Plan (including a name change of such plan to SEI Investments Capital Accumulation Plan).

_________________

     (1) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's respective annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oaks, Commonwealth of Pennsylvania on December 2, 1997.

                              SEI INVESTMENTS COMPANY



                              By:   /s/ Alfred P. West, Jr.
                                    -------------------------------------------
                                    Alfred P. West, Jr.
                                    Chairman of the Board, Chief Executive
                                    Officer, and Director

     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
     --------
SEI Investments Capital Accumulation Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, City of Oaks, Commonwealth of Pennsylvania on December 2, 1997.

                              SEI INVESTMENTS CAPITAL ACCUMULATION PLAN

                              By:   SEI INVESTMENTS CAPITAL ACCUMULATION PLAN

                              By:    /s/ Carmen V. Romeo
                                    -------------------------------------------
                                    Carmen V. Romeo
                                    Chairman

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                        Title                      Date
        ---------                        -----                      ----


 /s/ Alfred P. West, Jr.      Chairman of the Board, Chief     December 2, 1997
--------------------------    Executive Officer, and Director
Alfred P. West, Jr.

 /s/ Carmen V. Romeo          Executive Vice President and     December 2, 1997
--------------------------    Director
Carmen V. Romeo

 /s/ Richard B. Lieb          Executive Vice President and     December 2, 1997
--------------------------    Director
Richard B. Lieb

 /s/ William M. Doran         Director                         December 2, 1997
--------------------------
William M. Doran

                                 Exhibit Index
                                 -------------

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Arthur Andersen LLP.

99(a) SEI Corporation Capital Accumulation Plan as Amended and Restated Effective as of January 1, 1992 (with amendments adopted through December 31, 1994).

99(b)     Amendment 1995-1 to the SEI Corporation Capital Accumulation Plan.

99(c)     Amendment 1995-2 to the SEI Corporation Capital Accumulation Plan.

99(d)     Amendment 1995-3 to the SEI Corporation Capital Accumulation Plan.

99(e) Resolutions of the Board of Directors of SEI Investments Company dated October 15, 1997 amending the SEI Corporation Capital Accumulation Plan (including a name change of such plan to SEI Investments Capital Accumulation Plan).